UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2005

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Current Report on Form 8-K/A is to amend Avigen, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2005 (the “Report”), reporting under “Item 1.01.  Entry into a Material Definitive Agreement” the approval of an amendment and restatement of Avigen’s Management Transition Plan and the designation of participants under the Management Transition Plan, and reporting under “Item 9.01 Financial Statements and Exhibits” the filing of the Management Transition Plan.  The actions reported in the Report have been submitted to the Board of Directors for approval, which proposed actions are under discussion, but the Board of Directors has not yet approved such actions.

Given the short timeframe in which to file the Report in the event that the Board approves the proposed actions, Avigen had prepared the Report ready for filing and submitted it to its filing service so that it would be ready for filing in the event that the Board approves the actions cited above.  The filing service used by Avigen inadvertently filed the Report despite Avigen’s instructions not to file the Report until instructed to do so.

Consequently, the Report was filed in error and is hereby retracted.

Item 1.01.  Entry into a Material Definitive Agreement.

Retracted

Item 9.01 Financial Statements and Exhibits.

Retracted

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: March 16, 2005	By:	/s/THOMAS J. PAULSON

Thomas J. Paulson
Vice President, Finance and Chief Financial Officer